EXHIBIT 99.1


STOCKHOLDERS OF PAN PACIFIC RETAIL PROPERTIES, INC. APPROVE MERGER; KIMCO AND
                 PAN PACIFIC SET CLOSING DATE FOR TRANSACTION

NEW HYDE PARK, N.Y. AND SAN DIEGO, CALIF., SEPTEMBER 25, 2006 - Kimco Realty Corporation (NYSE: KIM) and Pan Pacific Retail Properties, Inc. (NYSE: PNP) today announced that, at a meeting held earlier today, Pan Pacific stockholders approved the proposed merger of Pan Pacific with KRC Acquisition Inc., a subsidiary of Kimco, and the other transactions contemplated by the merger agreement.

Kimco and Pan Pacific also announced that they have set October 31, 2006 as the closing date for the transactions. Kimco and Pan Pacific previously announced that, as permitted by their merger agreement, Kimco has elected to pay the $70 per share merger consideration with $60 in cash and $10 in newly issued Kimco common stock. Unless Kimco exercises its right to revoke its stock election, the number of shares of Kimco common stock that Pan Pacific stockholders will receive will be determined based on the closing price average of Kimco common stock over the 10 trading days immediately preceding the closing date. Pan Pacific stockholders will receive a pro rata portion of Pan Pacific's regular $0.64 per share dividend for each day between September 26, 2006 and the closing date. If the closing occurs as scheduled on October 31, 2006, the total amount of the pro rata dividend will be $0.2365 per share.

ABOUT KIMCO REALTY CORPORATION

   Kimco has specialized in shopping center acquisitions, development and management for over 45 years. Kimco owns and operates the nation's largest portfolio of neighborhood and community shopping centers with interests in 1,118 properties comprising approximately 143.6 million square feet of leasable space located throughout 45 states, Canada, Mexico and Puerto Rico. For further information refer to the Company's web site at WWW.KIMCOREALTY.COM.

ABOUT PAN PACIFIC RETAIL PROPERTIES

   Pan Pacific Retail Properties, Inc. is an equity real estate investment trust
(REIT) traded on the New York Stock Exchange under the symbol PNP. The Company is the largest neighborhood shopping center REIT focused exclusively on the West Coast. Pan Pacific's portfolio currently totals 138 properties, encompassing approximately 22.6 million square feet of retail space. The portfolio is principally diversified across five distinct regions in the Western United
States: Northern California, Southern California, Washington, Oregon and Nevada.

   Pan Pacific specializes in the acquisition, ownership and management of community and neighborhood shopping centers for everyday essentials. The Company's strategy is aimed at generating long-term stable cash flow through maintaining a diverse portfolio and tenant base, balanced with consistent growth through its acquisition and property management programs.

    Pan Pacific is headquartered in Vista (San Diego), California, and has regional offices located in Sacramento, California; Kent, Washington; Portland, Oregon; and Las Vegas, Nevada.

   Additional information on Pan Pacific is available on the Company's website at http://www.pprp.com.

                                           # # #

FORWARD-LOOKING STATEMENTS

   This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. All forward-looking statements speak only as of the date of this press release. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of

Kimco, Pan Pacific and their affiliates or industry results or the benefits of the proposed merger to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, Kimco's right under the merger agreement to revoke its election to include stock in the merger consideration, and the satisfaction of conditions to the closing of the merger. Additional information or factors which could impact the companies and the forward-looking statements contained herein are included in each company's filings with the Securities and Exchange Commission. The companies assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

   This press release does not constitute an offer of any securities for sale. In connection with the proposed transaction, Kimco and Pan Pacific have filed a definitive proxy statement/prospectus dated August 23, 2006 with the Securities and Exchange Commission as part of a registration statement regarding the proposed merger. Investors and security holders are urged to read the proxy statement/prospectus because it contains important information about Kimco and Pan Pacific and the proposed merger. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents filed by Kimco and Pan Pacific with the SEC at the SEC's website at WWW.SEC.GOV. The definitive proxy statement/prospectus and other relevant documents may also be obtained free of charge from Kimco or Pan Pacific by directing such request to:
Kimco Realty Corporation, 3333 New Hyde Park Road, New Hyde Park, New York 11042-0020 Attention: Investor Relations or Pan Pacific Retail Properties, Inc., 1631B South Melrose Drive, Vista, California 92083 Attention: Investor Relations. Investors and security holders are urged to read the proxy statement, prospectus and other relevant material before making any investment decisions with respect to the merger.


Kimco Contact:                            Pan Pacific Contact:
   Scott G. Onufrey                          Carol Merriman
   Vice President - Investor Relations       Investor Relations
   516-869-7190                              760-598-2002